UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 30, 2025
WEAVE COMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-40998	26-3302902
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1331 W Powell Way Lehi, Utah	84043
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (385) 331-4164
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value	WEAV	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On April 30, 2025, Branden Neish notified Weave Communications, Inc. (the “Company”) of his decision to retire from the Company and resign as Chief Product and Technology Officer, effective May 16, 2025. He is expected to remain with the Company in a consulting capacity through September 16, 2025 to facilitate the transition of his duties to Abhi Sharma, who joined the Company as Senior Vice President of Engineering in March 2025, and Marcus Bertilson, the Company’s Chief Operating Officer.
On May 2, 2025, the Company entered into a separation and consulting agreement with Mr. Neish (the “Transition Agreement”) under which he will serve as consultant to the Company for the term of the agreement, which is from May 16, 2025, the effective date of his resignation, until September 16, 2025. In exchange for his consulting services, during the term of the Transition Agreement, unvested restricted stock units held by Mr. Neish will continue to vest and be governed by their existing terms.

The foregoing description of the Transition Agreement is qualified in its entirety by reference to the text of the Transition Agreement, which is filed as Exhibit 10.1 to this Current Report on 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
10.1	Transition to Consulting Services and Release of Claims Agreement, dated May 2, 2025, between the Company and Branden Neish

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEAVE COMMUNICATIONS, INC.

Date:	May 5, 2025

By:	/s/ Brett White

Name:	Brett White
Title:	Chief Executive Officer